EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2004 relating to the financial statements and financial statement schedule of National Dentex Corporation, which appears in National Dentex Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


                        / s / PricewaterhouseCoopers LLP

Boston, Massachusetts
June 14, 2004


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